Exhibit 3.3.84

Filed this 27th day of March, 1978 Commonwealth of Pennsylvania Department of State

Secretary of the Commonwealth

(Box for Certification)

3-1-78:13 1310

(Line for numbering)

661784

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

In compliance with the requirements of section 204 of the Business Corporation Law       of May 5, 19    of L.           (15 P S. _1204) the undersigned desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1. The name of the corporation is:

STROUD MALL CINEMAS, INC.

2. The location and post office of the initial registered office of the corporation in the Commonwealth is

123 South Board Street, Philadelphia, Pennsylvania 19109, c/o C T Corporation System, County of Philadelphia.

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose of purposes:

To engage in any lawful act or activity for which corporations may be organized under the Pennsylvania Business Corporation Law.

4. The term for which the corporation is to             is perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is: five hundred (500) shares of common stock without par value.

6. The             and post office addressess of each incorporation and the number and class of shares subscribed by such incorporation

NAME	ADDRESS	NUMBER CLASS OF SHARES
Kit Raseman	277 Park Ave., NY, NY 10017	One (1) Share of Common Stock
	277 Park Ave., NY, NY 10017	One (1) Share of Common Stock
Pierre D. Bein	277 Park Ave., NY, NY 10017	One (1) Share of Common Stock

7. The board of directors is authorized to fix by resolution any designations, preferences, qualifications, limitations, restrictions, and special or relative rights of any class or any series of any class of stock that may be desired.

8. Directors shall have the power to make, amend and repeal the by-laws of the corporation, subject to the power of shareholders to change such action.

9. There shall be no cumulative voting for the election of directors.

10. Action may be taken by less than all the shareholders by written consent without a meeting.

IN TESTIMONY WHEREOF, the incorporations have signed and                   these Articles of Incorporation this 23rd day of March

                                                    (SEAL)                                                     (SEAL)

                                                                                                                      (SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

A.                   For general instructions relating to the incorporation of business corporations          19 Pa Code Ch. 35 relating to business corporations generally. These instructions relate to such matters as corporate name stated purposes term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation optional provisions on cumulative voting for election of directors, etc.

B.                     One or more corporations or natural persons of full age may incorporate a business corporation.

C.                     Optional provisions required or authorized by law may be added as Paragraphs 7. 8. 9. etc.

D.                    The following shall accompany this form:

(1)                   The copies of Form DSCB BCL — 206 (Registry Statement Domestic or Foreign Business Corporation).

(2)                   Any necessary copies of Form DSCB 17_ 2 (Consent to Appropriation of Name) or Form DSCB 17_ 3 (Consent to Use of Similar Name)

(3)                   Any necessary governmental approvals.

E.                      BCL §205 (15 Pa S §1205 requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of            of incorporation Proofs of publication of such advertising should not be delivered to the Department but should                      with the            of the corporation

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number

661784

☒ Business Corporation (§ 1915)

☐ Nonprofit Corporation (§ 5915)

Name

Corporation Service Company                 Document will be returned to the name and address you enter to the left.

Address

2704 Commerce Drive, Suite B                 =

City	State	Zip Code
Ha sburg,	PA	17110

Fee 552		Filed in the Department of State on MAR 22 2002

/s/ Illegible
		ACTING	Secretary of the Commonwealth

In compliance with requirements of the applicable provisions (relating to articles of amendment, the undersigned, desiring to amend its articles, hereby states that:

1.                       The name of the corporation is:

Stroud Mall Cinemas, Inc.

2.                       The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
Route 611-160, Stroud Mall	Stroudberg,	PA	18360

(b) Number and Street	City	State	Zip	County

c/o

3.                       The statute by or under which it was incorporated: 15 Pa.C.S. §1306

4.                       The date of its incorporation: March 27, 1978

5.                       Check and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State

☐	The amendment shall be effective on:		at
		Date		Hour

6.                        Check one of the following:

☐                     The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. §1914(a) and (b) or §5914(a).

☐                     The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. §1914(c) or §5914(b).

☒                     In accordance with Section 15 Pa.C.S. §1903, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation, et. al., case number 01-40393, confirmed and approved on March 1, 2002

7.                        Check, and if appropriate complete one of the following:

☒                     The amendment adopted by the corporation, set forth in full is as follows:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

☐                     The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.                        Check if the amendment restates the Articles:

☐                     The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendments to be signed by a duly authorized officer thereof this 21 day of March, 2002.

Stroud Mall Cinemas, Inc.
Name of Corporation

/s/ BRYAN BERNDT
Signature

Bryan Berndt, Vice President
Title